Exhibit 10.29.3

Guaranty

Date:	January 27, 2005

Guarantors:	Refocus Ocular, Inc., a Delaware corporation
10300 North Central Expressway, Suite 104
Dallas, Texas 75231

PC Lens Corp, a Delaware corporation
10300 North Central Expressway, Suite 104
Dallas, Texas 75231

Refocus Ocular Europe – SPRL, a Belgian company
c/o QUA SYS
Boulevard Frère Orban, 35A
4000 Liège Belgium

Borrower:	Refocus Group, Inc., a Delaware corporation

Borrower’s Mailing Address:	10300 North Central Expressway, Suite 104
Dallas, Texas 75231

Lender:	Medcare Investment Fund III, Ltd.

Lender’s Mailing Address:	c/o Mission City Management, Inc.
8122 Datapoint, Suite 1000
San Antonio, Texas 78229

Guaranteed Indebtedness:

The debt evidenced by the Secured Bridge Note dated January 27, 2005 in the original principal amount of $500,000, executed by Borrower and payable to the order of Lender, plus all interest, penalties, expenses, attorney’s fees, and other collection costs as provided in the promissory note.

1.             Each Guarantor agrees to pay, when due or declared due, the Guaranteed Indebtedness to Lender at Lender’s Mailing Address.

2.             Each Guarantor waives (a) diligence in preserving liability of any person on the Guaranteed Indebtedness and in collecting or bringing suit to collect the Guaranteed Indebtedness; (b) all rights of Guarantor under chapter 34 of the Texas Business and Commerce Code and rule 31 of the Texas Rules of Civil Procedure; (c) protest; (d) notice of extensions, increases, renewals, or rearrangements of the Guaranteed Indebtedness; and (e) notice of acceptance of this guaranty, of creation of the Guaranteed Indebtedness, of failure to pay the Guaranteed Indebtedness as it matures, of any other default, of adverse change in Borrower’s financial condition, of release or substitution of collateral, of intent to accelerate, of acceleration, and of subordination of Lender’s rights in any collateral, and every other notice of every kind. Guarantor’s obligations under this guaranty will not be altered nor will Lender be liable to Guarantor because of any action or inaction of Lender in regard to a matter waived or of which notice is waived by Guarantor in the preceding sentence.

3.             Each Guarantor agrees to pay reasonable attorney’s fees and other collection costs if this guaranty is placed in the hands of an attorney for collection. If any party retains an attorney to enforce this guaranty, the party prevailing in litigation is entitled to recover reasonable attorney’s fees and court and other costs.

4.             This guaranty is an absolute, irrevocable, unconditional, and continuing guaranty of payment and performance and not of collection.

5.             Lender need not resort to Borrower or any other person or proceed against collateral before pursuing its rights against a Guarantor or any other guarantor. Lender’s action or inaction with respect to any right of Lender under the law or any agreement will not alter the obligation of any Guarantor hereunder. Lender may pursue any remedy against Borrower or any collateral or under any other guaranty without altering the obligations of any Guarantor hereunder and without liability to any Guarantor, even though Lender’s pursuit of such remedy may result in a Guarantor’s loss of rights of subrogation or to proceed against others for reimbursement of contribution or any other right.

6.             Each Guarantor will remain liable for the Guaranteed Indebtedness even though the Guaranteed Indebtedness may be unenforceable against or uncollectible from Borrower or any other person because of incapacity, lack of power or authority, discharge, or any other reason.

7.             Each Guarantor consents and acknowledges that such Guarantor’s obligations will not be released by (a) the renewal, extension, or modification of the Guaranteed Indebtedness or the promissory note evidencing same; (b) the insolvency, bankruptcy, liquidation, or dissolution of Borrower or any other obligor; (c) the failure of Lender to properly obtain, perfect, or preserve any security interest or lien in any collateral for the Guaranteed Indebtedness; (d) the release, substitution, or addition of any collateral for the Guaranteed Indebtedness; or (e) the failure of Lender to exercise diligence, commercial reasonableness, or reasonable care in the preservation, enforcement, or sale of any of the collateral.

8.             Lender need not notify the Guarantors that Lender has sued Borrower, but if Lender gives written notice to any Guarantor that it has sued Borrower, such Guarantor will be bound by any judgment or decree, to the extent permitted by law.

9.             Lender may sue any guarantor without impairing Lender’s rights against any other guarantor, with or without making Borrower a party. Lender may settle with Borrower or any other guarantor for such amounts as it may elect or may release Borrower or any guarantor or any collateral securing the Guaranteed Indebtedness without impairing Lender’s right to collect the Guaranteed Indebtedness from Guarantor.

10.           This guaranty binds the Guarantors and their respective heirs, successors, and assigns, and it benefits and may be enforced by Lender and Lender’s successors in interest. When the context requires, singular nouns and pronouns include the plural. This guaranty will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction. The provisions of this guaranty are severable. If a court of competent jurisdiction finds that any provision of this guaranty is unenforceable, then the remaining provisions will remain in effect without the unenforceable parts.

11.           FINAL AGREEMENT: THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REFOCUS OCULAR, INC.

By:
Name:	Terence A. Walts
Title:	President

PC LENS CORP

By:
Name:	Terence A. Walts
Title:	President

REFOCUS OCULAR EUROPE – SPRL

By:
Name:	Terence A. Walts
Title:	President